Exhibit 10.18

EXECUTION VERSION

SAFG RETIREMENT SERVICES, INC.

SENIOR PROMISSORY NOTE

$8,300,000,000	New York, New York

Date: November 1, 2021

FOR VALUE RECEIVED, SAFG Retirement Services, Inc., a Delaware corporation (“Issuer”), unconditionally promises to pay to the order of American International Group, Inc., a Delaware corporation (“Holder”), in the manner and at the place hereinafter provided, the principal amount of EIGHT BILLION AND THREE HUNDRED MILLION DOLLARS ($8,300,000,000.00) (as adjusted for any voluntary prepayments of principal) on the Maturity Date (as defined below).

Issuer also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate per annum equal to LIBOR + 100 basis points, plus, if any, Default Interest. Interest on this Note shall be calculated and accrued by increasing the principal amount of this Note by such interest amount automatically and without action by any person semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2022. Accrued and unpaid interest shall be payable upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Holder on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder the applicable interest rate as provided for herein would exceed the maximum rate of interest (the “Maximum Rate”) that, together with all fees, charges and other payments that are treated as interest under applicable law, may be contracted for, charged, reserved, received or collected by Holder hereunder under applicable law, Issuer shall not be obligated to pay, and Holder shall not be entitled to charge, reserve, receive or collect, hereunder interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate. For purposes of this paragraph, “LIBOR” means the rate of interest per annum determined on the basis of the rate for six-month deposits in Dollars as published by the ICE Benchmark Administration Limited (or any applicable successor page), at approximately 11:00 a.m. (London time) two (2) London business days prior to the date of issuance of this Note or each March 1 and September 1; provided that in no event shall LIBOR be deemed to be less than zero. To the extent the Holder reasonably determines that LIBOR is not available or is otherwise not the prevailing benchmark rate for such instruments like this Note (such determination to be conclusive and binding), then the Holder taking into account the prevailing benchmark rates replacing LIBOR shall select a replacement rate for LIBOR in consultation with the Issuer. Upon determination of the Holder of such replacement benchmark rate and written notice by the Holder to the Issuer of such replacement benchmark rate, such replacement benchmark rate shall be deemed to replace LIBOR hereunder without any further action of any person.

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To the extent any default exists under this Note at any time, this Note shall also bear interest at the default rate of an additional 200 basis points (the “Default Interest”). At any time a default exists, Default Interest and any other interest hereunder shall be due and payable on demand in cash.

1.            Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at such place as Holder may direct. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Each of Holder and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Issuer hereunder with respect to payments of principal or interest on this Note. For purposes of this Note, “Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law, governmental decree or executive order to be closed.

2.            Prepayments.

(a)       Issuer shall have the right to prepay, without premium or penalty, all or a portion of this Note at any time, provided that all prepayments of principal shall be accompanied by all interest accrued and unpaid to but excluding the date of prepayment.

(b)       Issuer shall cause all of the net cash proceeds from the issuance or borrowing of any debt for borrowed money from parties unaffiliated with the Holder or Issuer (including loans or debt securities by the Issuer, any subsidiary of the Issuer or any holding company of the Issuer (other than Holder) but excluding any short-term borrowings from Federal Home Loan Banks) to be used to prepay the obligations under this Note within three Business Days following the closing of the issuance or borrowing thereof. All prepayments under this Section 2(b) shall be accompanied by all interest accrued and unpaid to but excluding the date of prepayment.

3.            Maturity Date. “Maturity Date” means the earlier of (i) November 1, 2022 (or if such day is not a Business Day, the immediately preceding Business Day); provided however, that (assuming Sections 3(ii) and (iii) of this Note have not occurred) such November 1, 2022 date is deemed to be automatically extended without amendment for one year from the date of expiry hereof, or any future expiration date, unless Issuer, at least thirty (30) days prior to any such expiration date, is notified by the Holder that it elects not to extend such date or any future expiration date; (ii) two Business Days prior to the initial public offering of the Issuer’s or any of the Issuer’s holding companies’ (other than Holder) common stock or any special purpose acquisition company (SPAC) transaction or direct listing of the foregoing; and (iii) upon any voluntary filing, involuntary filing, receivership, bankruptcy or other similar action under any insolvency or bankruptcy law by the Issuer.

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4.            Miscellaneous.

(a)       All notices and other communications provided for hereunder shall be in writing (including telefacsimile communication) and mailed, telecopied, or delivered as follows: if to Issuer, at its address specified opposite its signature below; and if to Holder, at

American International Group, Inc.

1271 Ave of the Americas Fl 11

New York, NY 10020

Attention: Treasurer

or in each case at such other address as shall be designated by Holder or Issuer. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier.

(b)       No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Issuer and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have. No notice to or demand on Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

(c)       Issuer and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d)       THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF ISSUER AND HOLDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(e)       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ISSUER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE ISSUER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Issuer hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Issuer at its address set forth below its signature hereto, such service being hereby acknowledged by Issuer to be sufficient for personal jurisdiction in any action against Issuer in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Holder to bring proceedings against Issuer in the courts of any other jurisdiction. Issuer shall reimburse the Holder upon demand by the Holder for all costs and the expenses of the Holder in connection with the enforcement of this Note.

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(f)       Issuer hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed and delivered by its duly authorized representative as of the day and year and at the place first above written.

SAFG RETIREMENT SERVICES, INC.

By:	/s/ Kevin T. Hogan

Name: Kevin T. Hogan

Capacity: Chief Executive Officer and President

Address for notice:

SAFG Retirement Services, Inc.

21650 Oxnard Street, Suite 750

Woodland Hills, CA 91367

Attention: General Counsel

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